SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of Earliest Event Reported): April 12, 2001
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                               HCNB Bancorp, Inc.
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             (Exact Name of Registrant as Specified in its Charter)


       Maryland                      333-73385                  52-2083046
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(State of Incorporation)     (Commission File Number)        (I.R.S. Employer
                                                             Identification No.)


                 1776 East Jefferson Street, Rockville, MD 20852
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               (Address of Principal Executive Offices) (Zip Code)


        Registrant's Telephone Number, Including Area Code: 301/468-8848
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ITEM 4. Changes in Registrant's Certifying Accountant.

On April 12, 2001, Jameson & Associates, P.A., independent public accountants engaged by HCNB Bancorp, Inc. ("HCNB") since HCNB's initial public offering in 1999, notified HCNB's audit committee of its decision to resign as HCNB's independent public accountants. The firm's resignation letter cited a belief that, as HCNB grows, it will require an accounting firm with a greater regulatory presence than Jameson & Associates, P.A. can provide.

HCNB's audit committee will interview several independent public accounting firms in the near future, and will make its recommendation as soon as possible to HCNB's board of directors for engagement of a new firm.

HCNB believes that for the two fiscal years ended December 31, 2000 and the subsequent interim period through March 31, 2001, HCNB and Jameson & Associates, P.A. did not have any disagreement on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Jameson & Associates, P.A., would have caused it to make reference in connection with its report on HCNB's financial statements to the subject matter of the disagreement.

The report of Jameson & Associates, P.A. on HCNB's financial statements for the years ended December 31, 1999 and December 31, 2000 did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. During those periods, there were no reportable events described in Item 304(a)(1)(iv)(B) of Regulation S-B promulgated under the Securities Act of 1933.

HCNB has provided a copy of this report on Form 8-K to Jameson & Associates, P.A., and has requested that Jameson & Associates, P.A. furnish a letter addressed to the Securities and Exchange Commission stating whether Jameson & Associates, P.A. agrees with the above statements. Pursuant to Item 304(a)(3) of Regulation S-B, HCNB shall file the letter as an exhibit to this report within 10 business days after the filing of this report and within two business days of receipt of such letter.




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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            HCNB BANCORP, INC.

Date: April 18, 2001                        By: /s/ Michael J. Burke
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                                                Michael J. Burke, President